                                                                 Exhibit (11)(a)





                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
    The Sessions Group--The KeyPremier Emerging Growth Fund:

We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.



Columbus, Ohio
January 19, 1998